UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1370 Dell Avenue, Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operation and Financial Condition

On October 4, 2005, Focus Enhancements, Inc. (“the Company”) announced that following its third quarter ended September 30, 2005, management currently expects the Company’s revenues and loss per share will be within the range of its third quarter guidance previously provided on August 8, 2005 when the Company announced third quarter revenues were expected to be between $6.7 million and $7.2 million with a loss per share of $0.06 to $0.07. This press release is attached hereto as Exhibit 99.1 and is being furnished under this Item 2.02 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1

The Company’s press release announcing its attendance of the New York Society of Security Analysts’ 2005 Semiconductor Growth Conference and its expectations that third quarter revenue and earnings per share are expected to be within previously announced guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: October 11, 2005	By:	/s/ Gary Williams
Gary Williams
Vice President of Finance and Chief
Financial Officer